Exhibit 99.1

Patriot National Announces First Quarter Financial Results

FORT LAUDERDALE, FL., May 6, 2015 – Patriot National, Inc. (NYSE: PN), a national provider of outsourcing solutions to the workers’ compensation insurance industry, today announced its financial results for its first quarter ended March 31, 2015.

Highlights

For the quarter ended March 31, 2015:

•	Reference premium written of $103.0 million

•	Gross reference premium written of $119.5 million

•	Total revenues and fee income of $43.0 million

•	GAAP Net loss of $4.8 million, or $0.19 per share

•	Adjusted earnings of $4.6 million, or $0.18 per diluted share

•	Adjusted EBITDA of $10.8 million or 25.2% of fee income

•	Operating Cash Flow of $8.2 million

Management Commentary

“I am pleased to report that our first quarter results continued to reflect strong execution of our strategy. Gross reference premium written increased to $119.5 million from $77.4 million in the December quarter and total fee income increased to $43 million, up from $40 million. In addition, Adjusted EBITDA grew to $10.8 million from $9.8 million in the last quarter,” said Steven M. Mariano, Chief Executive Officer of Patriot National.

“We also made significant progress in implementing our strategic growth plan. For the first four months of 2015, we completed eight strategic acquisitions. Taken together, these acquisitions significantly enhance our competitive position, bolster our capabilities, expand our carrier relationships and retail agent network, and enhance our robust technology platform. In aggregate we expect these acquisitions to add approximately $20 million in revenue in 2015 and approximately double that in 2016.

“Year-to-date, we have also added numerous new carrier relationships, including, Chubb, Hartford, and Safety National, among others, and expanded our existing relationship with Falls Lake National Insurance, a subsidiary of James River Group Holdings. We now have 64 carrier relationships versus 17 at the time of our IPO. We have also expanded our retail agent network to 1,600 agents from 1,100 at the beginning of the year.

“We are well positioned for continued strong growth in the remainder of 2015. We are excited about the growing demand we are seeing for our technology enabled solutions in the workers’ comp sector and pleased that we are also starting to see opportunities to leverage our successful track record to deliver solutions to other select property and casualty lines.”

-more-

Patriot National, Inc.

Operating Results

Total revenue was $43.0 million for the first quarter of 2015, an increase of 172% from $15.8 million in the first quarter of 2014. The increase in fee income during the first quarter of 2015 was primarily due to transactions which occurred in 2014, fee income we generated from new business produced with new carrier clients secured in 2014 and fee income from acquisitions completed in the first quarter of 2015.

Total expenses for the first quarter of 2015 were $51.1 million compared with $13.3 million in the first quarter of 2014. Included in total expenses for the first quarter of 2015 were nonrecurring charges of $13.7 million relating to the extinguishment of debt in connection with our IPO that was completed on January 22, 2015. These charges included early payment penalties, original issue discount (“OID”) and the write-off of deferred financing fees. In addition, a non-cash charge for stock based compensation of $2.5 million was recorded in connection with employee stock grants issued on the IPO date. Partially offsetting the above-mentioned charges, was a decrease of $1.3 million in the fair value of warrant redemption liability.

First quarter 2015 GAAP net loss was $4.8 million, or $0.19 per share, compared with net income of $1.5 million, or $0.11 per share, in the first quarter of 2014. Adjusted earnings for the first quarter of 2015 were $4.6 million, or $0.18 per diluted share, compared with adjusted earnings of $1.5 million, or $0.11 per share, in the fourth quarter of 2014. Patriot National defines adjusted earnings or loss and adjusted earnings or loss per share as net income (loss) adjusted for cost for debt payoff, non-cash stock compensation costs, net realized gains (losses) on investments, increase/(decrease) in fair value of warrant redemption liability, acquisition costs and loss on exchange of units and warrants.

Adjusted EBITDA for the first quarter of 2015 was $10.8 million, compared to adjusted EBITDA of $5.1 million for the first quarter of 2014. Patriot National defines adjusted EBITDA as net income (loss) adjusted for income tax, interest, depreciation and amortization, net realized gains (losses) on investments, loss on exchange of units and warrants, and a provision for uncollectible fee income. The increase in Adjusted EBITDA for the first quarter of 2015 was primarily due to the inclusion of the results from the above mentioned Patriot Care Management and Guarantee Insurance transactions, new business produced with new carrier clients secured in 2014 and fees generated by the companies that we acquired during the quarter.

Operating Cash Flow for the first quarter of 2015 was $8.2 million, compared to Operating Cash Flow of $2.7 million for the first quarter of 2014. Patriot National defines Operating Cash Flow as Adjusted EBITDA less income tax expense, interest expense, and capital expenditures.

Balance Sheet and Liquidity

At March 31, 2015, the Company had total debt of $48.7 million and cash and cash equivalents of $11.3 million, compared with $115.6 million and $4.3 million at December 31, 2014, respectively. At March 31, 2015, the Company had $35.3 million available to borrow under its $40.0 million revolving credit facility.

Capital Transactions

On January 22, 2015, the Company completed its initial public offering (IPO) of 8,315,700 shares (including 965,700 shares sold by PennantPark entities) of its common stock at an offering price of $14.00 per share and received approximately $98.3 million of net proceeds.

Patriot National, Inc.

On January 22, 2015, the Company entered into an $80.0 million, five-year syndicated credit facility led by BMO Harris Bank, N.A. The new facility consists of a $40.0 million revolving credit facility and a $40.0 million term loan facility. Subsequently, the company made borrowings of $40.0 million (or approximately $38.9 million net of loan fees), and together with the proceeds from the IPO, repaid $125.1 million outstanding under its previous loan agreements.

Subsequent to the end of the first quarter we increased the borrowing capacity on our $40 million term loan by $10 million.

2015 Guidance

For the full year ending December 31, 2015, Patriot National currently expects the following financial results, excluding the impact of any current year acquisitions:

•	Gross reference premium written of $520 million to $540 million, an increase of between 55% and 61%

•	Reference premium written of $440 million to $460 million, an increase of between 22% and 28%

•	Total fee income of $175 million to $178 million, an increase of between 70% and 73%

•	Net income of $12.5 million to $13.5 million, an increase of between 20% and 30% (assumes a 39% effective tax rate)

•	Adjusted earnings of $21.5 million to $22.5 million, an increase of between 620% and 650%

•	Adjusted EBITDA of $49 million to $51 million, an increase of between 81% and 88%, and

•	Operating Cash Flow of $20 million to $25 million, an increase of between 344% and 456%.

As noted above, the Company expects the acquisitions completed through April 24, 2015 will add approximately $18-20 million in revenue in 2015 and approximately double that range in 2016.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held on Thursday, May 7, 2015 at 10:00 a.m. Eastern Time, to discuss the results and answer questions.

•	Live conference call: 888-243-4451 (domestic) or 412-542-4135 (international)

•	Conference call replay available through May 22, 2015: 877-344-7529 (domestic) or 412-317-0088 (international)

•	Replay access code: 10064758

•	Live and archived webcast: www.patnat.com

Patriot National, Inc.

About Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding adjusted earnings and earnings per share (non-GAAP adjusted), Operating Cash Flow and adjusted EBITDA.

A reconciliation of GAAP net income (loss) to both adjusted earnings and adjusted EBITDA can be found in the accompanying table. Adjusted earnings and earnings per share, Operating Cash Flow and adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Patriot National compensates for these limitations by relying primarily on its GAAP results and using adjusted earnings and earnings per share, Operating Cash Flow and adjusted EBITDA only as a supplement.

We have presented Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA in this release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA can provide useful measures for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted earnings and earnings per share, Operating Cash Flow and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•	although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or tax payments that may represent a reduction in cash available to us;

•	Operating Cash Flow does not reflect changes in working capital that may represent a reduction in cash available to us; and

•	other companies, including companies in our industry, may calculate Adjusted earnings or Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

About Patriot National

Patriot National is a national provider of comprehensive technology and outsourcing solutions within the property and casualty marketplace, primarily in workers’ compensation, for insurance companies, employers, local governments and reinsurance captives. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services and claims administration services to its insurance carrier clients and other clients. Patriot National is headquartered in Fort Lauderdale, Florida with nine regional offices around the country.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,”

“believes,” “estimates,” “positioned,” “outlook,” “Guidance,” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the potential that revenue, net income or adjusted EBITDA could finally be determined to be below the range discussed in this press release. For example, we may not be able to place insurance policies for our clients, our expenses may be higher than we expect, we may have difficulty integrating new acquisitions, new acquisitions may not perform as anticipated, as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contacts:

Financial Profiles, Inc.

Lisa Mueller (310) 622-8231

Paige Hart (310) 622-8244

PatriotNational@finprofiles.com

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FINANCIAL TABLES TO FOLLOW

Patriot National, Inc.

Patriot National, Inc.

Combined Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
In thousands, except per share amounts	2015	2014
Revenues
Total Fee Income	$42,992	$15,599
Net investment income	1	209

Total Revenues	42,993	15,808

Expenses
Salaries and related expenses	15,026	3,901
Commission expense	8,889	1,722
Outsourced services	2,462	658
Other operating expenses	6,377	4,427
Interest expense	1,173	1,313
Depreciation and amortization	2,388	1,327
Stock compensation expense	2,535	—
Decrease in fair value of warrant redemption liability	(1,385)	—
Costs from debt payoff (1)	13,681	—

Total Expenses	51,146	13,348

Net (loss) income before income tax expense	(8,153)	2,460
Income tax (benefit) expense	(3,352)	937

Net (Loss) Income Including Non-Controlling Interest in Subsidiary	(4,801)	1,523
Net income attributable to non-controlling interest in subsidiary	15	21

Net (Loss) Income	$(4,816)	$1,502

Earnings (Loss) Per Common Share
Basic	$(0.19)	$0.11
Diluted	(0.19)	0.10

Weighted Average Common Shares
Basic	25,163	14,288
Diluted	25,163	15,499

(1)	Reflects the “Make-Whole” payment ($4.3 million), write off of original issue discount ($3.1 million) and deferred loan fees ($6.3 million)

Patriot National, Inc.

Patriot National, Inc.

Combined Balance Sheets

(In thousands)

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets
Current Assets
Cash	$11,305	$4,251
Restricted cash	14,019	6,923
Fee income receivable	3,551	1,942
Fee income receivable from related party	13,740	11,988
Net receivable from related parties	—	1,773
Deferred costs for initial public offering	—	2,682
Income taxes receivable	3,400	—
Other current assets	1,036	430

Total current assets	47,051	29,989
Fixed assets, net of depreciation	1,716	1,879
Deferred loan fees	1,066	5,911
Goodwill	67,084	61,493
Intangible assets	41,919	32,988
Other long term assets	10,580	9,842

Total Assets	$169,416	$142,102

Liabilities and Stockholders’ Equity (Deficit)
Liabilities
Deferred claims administration services income	$8,305	$8,515
Net advanced claims reimbursements	10,649	6,803
Net payables to related parties	64	—
Income taxes payable	—	11,548
Accounts payable, accrued expenses and other liabilities	32,858	15,027
Revolver borrowings outstanding	4,750	—
Current portion of notes payable	2,000	15,782
Current portion of capital lease obligation	2,354	2,332

Total current liabilities	60,980	60,007
Notes payable	38,000	95,039
Capital lease obligation	1,633	2,438
Warrant redemption liability	—	12,879

Total liabilities	100,613	170,363

Stockholders’ Equity (Deficit)
Total Patriot National, Inc. Stockholders’ Equity (Deficit)	69,133	(27,916)
Less non-controlling interest	(330)	(345)

Total Stockholders’ Equity (Deficit)	68,803	(28,261)

Total Liabilities and Stockholders’ Equity (Deficit)	$169,416	$142,102

Patriot National, Inc.

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended March 31,
In thousands, except per share amounts	2015	2014
Adjusted EBITDA	$10,828	$5,079
Adjusted EBITDA margins	25.2%	32.6%
Operating Cash Flow	$8,226	$2,694
Gross Reference Premiums (1)	$119,522	$93,604
Reference Premiums Written (2)	$103,002	$99,487
Adjusted Earnings	$4,599	$1,502

Adjusted Earnings Per Common Share
Basic	$0.18	$0.11
Diluted	$0.18	$0.10

(1)	Gross Reference Premiums represent the aggregate premium, grossed up for large deductible credits, produced by us for our insurance carrier clients
(2)	Reference Premiums Written represents the aggregate premium written with respect to business produced for Guarantee Insurance Company and the aggregate collected premium for all other insurance carrier clients, grossed up for large deductible credits, produced by us for our insurance carrier clients

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended March 31,
In thousands	2015	2014
Reconciliation from Net (Loss) Income to Adjusted EBITDA:
Net (Loss) Income	$(4,816)	$1,502
Income tax (benefit) expense	(3,352)	937
Interest expense	1,173	1,313
Depreciation and amortization	2,388	1,327

EBITDA	(4,607)	5,079
Costs from debt payoff	13,681	—
Decrease in fair value of warrant redemption liability	(1,385)	—
Stock compensation expense	2,535	—
Acquisition costs	604	—

Adjusted EBITDA	$10,828	$5,079

Calculation of Adjusted EBITDA margins:
Total Fee Income	$42,992	$15,599
Adjusted EBITDA	$10,828	$5,079

Adjusted EBITDA margins	25.2%	32.6%

Patriot National, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended March 31,
In thousands, except per share amounts	2015	2014
Reconciliation from Net (Loss) Income to Adjusted Earnings:
Net (Loss) Income	$(4,816)	$1,502
Costs from debt payoff	13,681	—
Decrease in fair value of warrant redemption liability	(1,385)	—
Stock compensation expense	2,535	—
Acquisition costs	604	—
Income tax effect related to reconciling items	(6,020)	—

Adjusted Earnings	$4,599	$1,502

Calculation of Adjusted Earnings (Loss) Per Common Share
Basic	$0.18	$0.11
Diluted	0.18	0.10

Weighted Average Common Shares Outsanding
Basic	25,163	14,288
Diluted	25,439	15,499

	Three Months Ended March 31,
In thousands	2015	2014
Reconciliation from Net (Loss) Income to Operating Cash Flow:
Net (Loss) Income	$(4,816)	$1,502
Income tax (benefit) expense	(3,352)	937
Interest expense	1,173	1,313
Depreciation and amortization	2,388	1,327

EBITDA	(4,607)	5,079
Costs from debt payoff	13,681	—
Decrease in fair value of warrant redemption liability	(1,385)	—
Stock compensation expense	2,535	—
Acquisition costs	604	—

Adjusted EBITDA	10,828	5,079

Less: Income tax expense	—	(937)
Less: Interest expense	(1,173)	(1,313)
Less: Purchase of fixed assets and other long-term assets	(1,429)	(135)

Operating Cash Flow (1)	$8,226	$2,694

(1)	Operating Cash Flow is defined as Adjusted EBITDA less income tax expense, interest expense, and capital expenditures